Exhibit 99.1

FOR IMMEDIATE RELEASE
                                  Contact:  Antonio L. DeLise
                                            President, Chief Executive Officer &
                                            Chief Financial Officer
                                            PubliCARD, Inc.
                                            (212) 651-3120


     PubliCARD, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS

      NEW YORK - March 26, 2004 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the fourth quarter and year ended December 31, 2003.
      Sales for the fourth quarter of 2003 declined to $758,000, compared to $1,092,000 a year ago. The Company experienced substantially reduced volume through its United States distribution partners as well as a decline in direct sales in the United Kingdom. The Company reported a net loss for the quarter ended December 31, 2003 of $915,000, or $0.04 per share, compared with a net loss of $2,354,000, or $0.10 per share, a year ago. The 2003 results include a gain of $2,885,000 relating to an insurance settlement and a charge of $3,000,000 to write-down the investment in a minority-owned company. The fourth quarter 2002 results include a charge of $1,365,000 to recognize the impairment of goodwill and certain intangibles associated with the Company's remaining smart card solutions business. As of December 31, 2003, cash and short-term investments totaled $3,580,000.
      For the year ended December 31, 2003, sales increased to $4,781,000 compared to $4,605,000 a year ago driven by a 6% increase from foreign currency changes. Excluding the impact of foreign currency changes, sales in 2003 decreased by 2%. The Company reported a net loss from continuing operations of $1,593,000, or $.07 per share, for 2003 versus a net loss of $8,259,000, or $.34 per share, in 2002. In addition to the minority-owned investment charge, the 2003 results include a total gain of $4,590,000 relating to three separate settlements with various historical insurers that resolve certain claims (including certain future claims) under policies of insurance issued to the Company by those insurers. The 2002 results include the goodwill and intangible impairment loss referenced above and a charge of $2,068,000 to write-down a minority investment.
      In February 2004, the Company entered into a binding agreement to assign to a third party certain insurance claims against a group of historic insurers. The claims involve several historic general liability policies of insurance issued to the Company. After allowance for associated expenses and offsetting adjustments, the Company expects to receive net proceeds of approximately $475,000 by mid-April 2004.

About PubliCARD, Inc.
      Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

      Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, continued listing and liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, as filed with the SEC.

                                (table to follow)

                                 PUBLICARD, INC.

                            AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                        (in thousands, except share data)

                                                           Three Months Ended             Twelve Months Ended
                                                              December 31,                    December 31,
                                                      ----------------------------    ----------------------------
                                                              (unaudited)
                                                          2003            2002            2003            2002
                                                      ------------    ------------    ------------    ------------

Net sales                                             $        758    $      1,092    $      4,781    $      4,605
Cost of sales                                                  440             651           2,316           2,455
                                                      ------------    ------------    ------------    ------------
        Gross margin                                           318             441           2,465           2,150
                                                      ------------    ------------    ------------    ------------
Operating expenses:
     General and administrative                                641             730           2,708           3,235
     Sales and marketing                                       424             511           1,844           1,877
     Product development                                       170             213             584             605
     Amortization of goodwill and
         intangibles                                            10             144              40             576
     Impairment of goodwill and
         intangibles                                            --           1,365              --           1,365
                                                      ------------    ------------    ------------    ------------
                                                             1,245           2,963           5,176           7,658
                                                      ------------    ------------    ------------    ------------
     Loss from operations                                     (927)         (2,522)         (2,711)         (5,508)
                                                      ------------    ------------    ------------    ------------
Other income (expenses):
     Interest income                                             5               2              15              71
     Interest expense                                           (4)             --             (12)            (39)
     Cost of pensions - nonoperating                          (206)           (146)           (903)           (795)
     Write-down of minority investment                      (3,000)             --          (3,000)         (2,068)
     Gain on insurance recoveries                            2,885              --           4,590              --
     Other income                                              332             312             428              80
                                                      ------------    ------------    ------------    ------------
                                                                12             168           1,118          (2,751)
                                                      ------------    ------------    ------------    ------------
Net loss from continuing operations                           (915)         (2,354)         (1,593)         (8,259)

Discontinued operations                                         --              --              --           1,066
                                                      ------------    ------------    ------------    ------------

Net loss                                              $       (915)   $     (2,354)   $     (1,593)   $     (7,193)
                                                      ============    ============    ============    ============

Basic and diluted earnings (loss) per common share:
     Continuing operations                            $       (.04)   $       (.10)   $       (.07)   $       (.34)
     Discontinued operations                                    --              --              --             .04
                                                      ------------    ------------    ------------    ------------
                                                      $       (.04)   $       (.10)   $       (.07)   $       (.30)
                                                      ============    ============    ============    ============

Weighted average common shares outstanding              24,597,152      24,190,902      24,469,748      24,179,364
                                                      ============    ============    ============    ============

See Note 1 below.


                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                                                                    2003         2002
                                                                                    ----         -----
                                                                            (in thousands, except share data)
                                            ASSETS
Current assets:
Cash, including short-term investments of $3,501 and $1,138 in 2003
   and 2002, respectively                                                       $    3,580    $   1,290
Trade receivables, less allowance for doubtful accounts of $115 and $103 in
   2003 and 2002, respectively                                                       1,133          853
Inventories                                                                            635          885
Prepaid insurance and other                                                            440          375
                                                                                ----------    ---------
   Total current assets                                                              5,788        3,403

Equipment and leasehold improvements, net                                              191          379
Goodwill and intangibles                                                               822          862
Other assets                                                                           598        3,295
                                                                                ----------    ---------
                                                                                $    7,399    $   7,939
                                                                                ==========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Trade accounts payable and overdraft                                          $    1,569    $   1,269
  Accrued liabilities                                                                5,206        2,682
                                                                                ----------    ---------
    Total current liabilities                                                        6,775        3,951

Other non-current liabilities                                                        3,552        4,990
                                                                                ----------    ---------

    Total liabilities                                                               10,327        8,941
                                                                                ----------    ---------
Commitments and contingencies

Shareholders' equity (deficit):
Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized;
  565 and 765 issued and outstanding as of December 31, 2003 and 2002,
  respectively                                                                       2,825        3,825
Common shares, $0.10 par value: 40,000,000 shares authorized; 24,690,902 and
  24,190,902 shares issued and outstanding as of December 31, 2003 and 2002,
  respectively                                                                       2,469        2,419
Additional paid-in capital                                                         108,119      107,169
Accumulated deficit                                                               (113,617)    (112,024)
Other comprehensive loss                                                            (2,724)      (2,391)
                                                                                ----------    ---------
  Total shareholders' equity (deficit)                                              (2,928)      (1,002)
                                                                                ----------    ---------
                                                                                $    7,399    $   7,939
                                                                                ==========    =========

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations
      The condensed consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $3.6 million at December 31, 2003. The Company also had a working capital deficit of $1.0 million and an accumulated deficit of $113.6 million at December 31, 2003.

      If the distress termination of the Company's defined benefit pension plan for which the Company has applied is completed, for which no assurance can be given, the Company's 2003 and 2004 funding requirements to the plan could be eliminated, in which case management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through December 31, 2004. However, additional capital will be necessary in order to operate beyond December 2004 and to fund the current business plan and other obligations. While the Company is actively considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will eliminate the 2003 or 2004 funding requirements for the defined benefit pension plan or be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it may not be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which could have a material adverse effect on its business and results of operations and could lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors' report on the Company's Consolidated Financial Statements for the year ended December 31, 2003 contained an emphasis paragraph concerning substantial doubt about the Company's ability to continue as a going concern.